UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2007

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32505 (Commission File Number)	34-2037221 (I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, William S. Dickey tendered his resignation from his position as Executive Vice President, Chief Operating Officer and Director of TransMontaigne Inc. and its subsidiaries, effective January 1, 2008.  In connection with his resignation from TransMontaigne Inc., Mr. Dickey also resigned from his position as Executive Vice President, Chief Operating Officer and Director of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), and from his positions with the other subsidiaries of TransMontaigne Inc. and the subsidiaries of the Partnership. In his letter of resignation, Mr. Dickey did not indicate that there were any disagreements with the Board of Directors of the General Partner regarding the Partnership’s operations, policies or practices.  Mr. Dickey has agreed to provide consulting services to TransMontaigne Inc., the General Partner and the Partnership until March 1, 2008 to assist in the orderly transition of his duties.

Effective January 1, 2008, the Board of Directors of the General Partner made the following appointments: Gregory J. Pound was appointed to serve as President and Chief Operating Officer of the General Partner and the operating subsidiaries of the Partnership; Frederick W. Boutin was appointed to serve as Chief Financial Officer of the General Partner and the operating subsidiaries of the Partnership; and Deborah A. Davis was appointed to serve as Chief Accounting Officer of the General Partner and the operating subsidiaries of the Partnership.  Randall J. Larson will continue to serve as the Chief Executive Officer of the General Partner and the operating subsidiaries of the Partnership.

Gregory J. Pound has served as Executive Vice President of the General Partner since May 30, 2007.  Mr. Pound has been Executive Vice President of TransMontaigne Product Services Inc., the principal operating subsidiary of TransMontaigne Inc., since February 2002 and as a Director since September 2006.  Mr. Pound has also served as Executive Vice President of Coastal Tug and Barge, Inc. since February 2003 and as a Director since September 2006.  In addition, Mr. Pound has served as Executive Vice President of TransMontaigne Transport Inc. since November 2006; as Executive Vice President of TLP Finance Corp and TLP Operating Finance Corp. since April 2007; and as Executive Vice President of TLP Mex L.L.C., TPME L.L.C., and TMOC Corp. since October 2007.  Mr. Pound has also served as a Director of Olco Petroleum Group Inc., a privately-held Canadian petroleum company in which TransMontaigne Inc. owns a 60% interest, since December 2006.

Frederick W. Boutin has served as Senior Vice President and Treasurer of the General Partner since February 2005.  Mr. Boutin has been Senior Vice President and Treasurer of TransMontaigne Inc. since June 2003.  Mr. Boutin also served as Senior Vice President of TransMontaigne Inc. from September 1996 to March 2002.  In addition, Mr. Boutin served as Vice President of TransMontaigne Product Services Inc. since February 2002 and as Senior Vice President from June 2003 to the present; Senior Vice President and Treasurer of Coastal Tug and Barge Inc. since June 2003; and Senior Vice President, Treasurer and Director of TransMontaigne Transport Inc. from February 2002 to the present.

Deborah A. Davis has served as Vice President, Corporate Controller of TransMontaigne Product Services Inc., the principal operating subsidiary of TransMontaigne Inc., since November 2005.  Ms. Davis has also served as Vice President of Coastal Tug and Barge, Inc. and TransMontaigne Services Inc. since November 2005.  From July 2002 through October 2005, Ms. Davis held various positions with TransMontaigne Product Services Inc., most recently as Executive Director, External Reporting.  From September 1996 through June 2002, Ms. Davis held various positions in the audit department of KPMG LLP departing as an Audit Manager.

On January 7, 2008, the Partnership issued a press release announcing the foregoing transitions of the executive officers of the General Partner.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: January 7, 2008	By:	/s/ Randall J. Larson
Randall J. Larson Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 7, 2008